                                                                       Exhibit 1




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                                   COMMSCOPE, INC.
                               (a Delaware corporation)


                             ____ Shares of Common Stock

                                         FORM
                                          OF

                                  PURCHASE AGREEMENT











Dated:  ___________ ___, 1998



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

                                  TABLE OF CONTENTS

                                                                            PAGE
SECTION 1.     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . .   3
     (a)  REPRESENTATIONS AND WARRANTIES BY THE COMPANY. . . . . . . . . . .   3
          (i)  COMPLIANCE WITH REGISTRATION REQUIREMENTS . . . . . . . . . .   3
          (ii) INCORPORATED DOCUMENTS. . . . . . . . . . . . . . . . . . . .   4
          (iii)  FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . .   4
          (iv)  INDEPENDENT ACCOUNTANTS. . . . . . . . . . . . . . . . . . .   5
          (v)  NO MATERIAL ADVERSE CHANGE IN BUSINESS. . . . . . . . . . . .   5
          (vi)  GOOD STANDING OF THE COMPANY . . . . . . . . . . . . . . . .   5
          (vii)  GOOD STANDING OF SUBSIDIARIES . . . . . . . . . . . . . . .   5
          (viii)  AUTHORIZATION AND DESCRIPTION OF OPTION SECURITIES . . . .   6
          (ix)  CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . .   6
          (x)  AUTHORIZATION OF AGREEMENT. . . . . . . . . . . . . . . . . .   6
          (xi)  ABSENCE OF DEFAULTS AND CONFLICTS. . . . . . . . . . . . . .   6
          (xii)  ABSENCE OF PROCEEDINGS. . . . . . . . . . . . . . . . . . .   7
          (xiii)  POSSESSION OF INTELLECTUAL PROPERTY. . . . . . . . . . . .   7
          (xiv)  TITLE TO PROPERTY . . . . . . . . . . . . . . . . . . . . .   7
          (xv)  ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . . . . .   8
     (b)  REPRESENTATIONS AND WARRANTIES BY THE SELLING STOCKHOLDERS . . . .   8
          (i)  AUTHORIZATION OF AGREEMENT, ETC.. . . . . . . . . . . . . . .   8
          (ii)  ABSENCE OF DEFAULTS AND CONFLICTS. . . . . . . . . . . . . .   8
          (iii)  TITLE TO SECURITIES . . . . . . . . . . . . . . . . . . . .   9
          (iv)  NO OFFERS OR SALES OF SECURITIES . . . . . . . . . . . . . .   9
          (v)  NO STABILIZATION OR MANIPULATION OF PRICE . . . . . . . . . .  10
          (vi)  COMPLIANCE WITH REGISTRATION REQUIREMENTS. . . . . . . . . .  10
          (vii)  TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . .  10
          (viii)  CUSTODIAL ARRANGEMENTS . . . . . . . . . . . . . . . . . .  10
          (ix)      MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .  11
     (c)  REPRESENTATION AND WARRANTY BY MBO-IV. . . . . . . . . . . . . . .  11
     (d)  OFFICER'S CERTIFICATES . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 2.     SALE AND DELIVERY TO UNDERWRITERS; CLOSING. . . . . . . . . .  11
     (a)  INITIAL SECURITIES . . . . . . . . . . . . . . . . . . . . . . . .  11
     (b)  OPTION SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . .  11
     (c)  PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     (d)  DENOMINATIONS; REGISTRATION. . . . . . . . . . . . . . . . . . . .  13

SECTION 3.     COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . .  13

                                                                            PAGE

     (a)  COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS . .  13
     (b)  FILING OF AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . .  13
     (c)  DELIVERY OF REGISTRATION STATEMENTS. . . . . . . . . . . . . . . .  14
     (d)  DELIVERY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . .  14
     (e)  CONTINUED COMPLIANCE WITH SECURITIES LAWS. . . . . . . . . . . . .  14
     (f)  BLUE SKY QUALIFICATIONS. . . . . . . . . . . . . . . . . . . . . .  15
     (g)  RULE 158 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (h)  USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (i)  LISTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (j)  RESTRICTION ON SALE OF SECURITIES. . . . . . . . . . . . . . . . .  15
     (k)  REPORTING REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 4.     PAYMENT OF EXPENSES . . . . . . . . . . . . . . . . . . . . .  16
     (a)  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     (b)  TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . .  16

SECTION 5.     CONDITIONS OF UNDERWRITERS' OBLIGATIONS . . . . . . . . . . .  16
     (a)  EFFECTIVENESS OF REGISTRATION STATEMENT. . . . . . . . . . . . . .  17
     (b)  OPINIONS OF COUNSEL FOR THE COMPANY. . . . . . . . . . . . . . . .  17
     (c)  OPINIONS OF COUNSEL FOR THE SELLING STOCKHOLDERS . . . . . . . . .  17
     (d)  OPINION OF COUNSEL FOR THE UNDERWRITERS. . . . . . . . . . . . . .  17
     (e)  OFFICERS' CERTIFICATES . . . . . . . . . . . . . . . . . . . . . .  18
     (f)  ACCOUNTANT'S COMFORT LETTER. . . . . . . . . . . . . . . . . . . .  18
     (g)  BRING-DOWN COMFORT LETTER. . . . . . . . . . . . . . . . . . . . .  18
     (h)  APPROVAL OF LISTING. . . . . . . . . . . . . . . . . . . . . . . .  18
     (i)  NO OBJECTION . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     (j)  CONDITIONS TO PURCHASE OF OPTION SECURITIES. . . . . . . . . . . .  19
          (i)  OFFICERS' CERTIFICATES. . . . . . . . . . . . . . . . . . . .  19
          (ii)  OPINION OF COUNSEL FOR THE COMPANY . . . . . . . . . . . . .  19
          (iii)  OPINION OF COUNSEL FOR THE UNDERWRITERS . . . . . . . . . .  19
          (iv)  BRING-DOWN COMFORT LETTER. . . . . . . . . . . . . . . . . .  19
     (k)  ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . .  19
     (l)  TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . .  20

SECTION 6.     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .  20
     (a)  INDEMNIFICATION BY THE COMPANY.  . . . . . . . . . . . . . . . . .  20
     (b)  INDEMNIFICATION BY MBO-IV.   . . . . . . . . . . . . . . . . . . .  21
     (c)  INDEMNIFICATION BY THE SELLING STOCKHOLDERS.   . . . . . . . . . .  22
     (d)  INDEMNIFICATION BY THE UNDERWRITERS. . . . . . . . . . . . . . . .  23
     (e)  ACTIONS AGAINST PARTIES; NOTIFICATION. . . . . . . . . . . . . . .  24
     (f)  SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE . . . . . . . .  24

                                                                            PAGE

SECTION 7.     CONTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 8.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO
               SURVIVE DELIVERY. . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 9.     TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . .  26
     (a)  TERMINATION; GENERAL . . . . . . . . . . . . . . . . . . . . . . .  26
     (b)  LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 10.    DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. . . . . . . . . .  27

SECTION 11.    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 12.    PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 13.    GOVERNING LAW AND TIME. . . . . . . . . . . . . . . . . . . .  28

SECTION 14.    EFFECT OF HEADINGS. . . . . . . . . . . . . . . . . . . . . .  28

SCHEDULES
     Schedule A - List of Underwriters . . . . . . . . . . . . . . . . . Sch A-1
     Schedule B - List of Selling Stockholders . . . . . . . . . . . . . Sch B-1
     Schedule C - List of Selling Stockholders to Provide Opinions
                    of Counsel . . . . . . . . . . . . . . . . . . . . . Sch C-1


EXHIBITS
     Exhibit A  -  Form of Opinion of Frank B. Wyatt, II . . . . . . . . . . A-1
     Exhibit B  -  Form of Opinion of Fried, Frank . . . . . . . . . . . . . B-1
     Exhibit C  -  Form of Opinion of Fried, Frank . . . . . . . . . . . . . C-1
     Exhibit D  -  Form of Opinion of Fried, Frank . . . . . . . . . . . . . D-1
     Exhibit E  -  Form of Opinion of General Counsel. . . . . . . . . . . . E-1
     Exhibit F  -  Form of Comfort Letter. . . . . . . . . . . . . . . . . . F-1

                                  COMMSCOPE, INC.

                              (a Delaware corporation)

                            _____ Shares of Common Stock

                             (Par Value $.01 Per Share)

                                 PURCHASE AGREEMENT

                                                            __________ ___, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
CIBC Oppenheimer Corp.
Goldman, Sachs & Co.
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill, Lynch, Pierce, Fenner & Smith
               Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Certain stockholders named in Schedule B hereto (the "Selling Stockholders") of CommScope, Inc., a Delaware corporation (the "Company"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce,
Fenner & Smith Incorporated ("Merrill Lynch"), CIBC Oppenheimer Corp., Goldman, Sachs & Co. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, CIBC Oppenheimer Corp., and Goldman, Sachs & Co. are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Selling Stockholders and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of _____ additional shares of Common Stock to cover over-allotments, if any. The aforesaid _____ shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the _____ shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

     The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-_____) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus (the "Form of Prospectus") in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or, (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in any such Form of Prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of Prospectus used before such registration statement became effective, and any Prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary Prospectus dated ________ __, 1998, together with the Term Sheet and all references in this Agreement to the date of such Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including, if applicable, the Form of Prospectus) or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of Prospectus) or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.     REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof, as of Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof, and agrees with each Underwriter, as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

          Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

          (iii) FINANCIAL INFORMATION. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (iv) INDEPENDENT ACCOUNTANTS. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the 1933 Act and the rules and regulations of the Commission thereunder.

          (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries other than the issuance of shares of common stock not in excess of ______ shares as a result of exercises of stock options under existing Company stock option plans and borrowings under the Company's existing credit facility not in excess of $______ or any material adverse change, or any development that may reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

          (vi) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

          (vii) GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except pursuant to the Credit Agreement (as defined in the Prospectus); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the Subsidiaries listed on Schedule C hereto.

          (viii) AUTHORIZATION AND DESCRIPTION OF OPTION SECURITIES. The Option Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Option Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Option Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (ix) CAPITALIZATION. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Prospectus; and all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as provided under the Credit Agreement (as defined in the Prospectus).

          (x) AUTHORIZATION OF AGREEMENT. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Company of this Agreement have been obtained; and the Company has full right, power and authority to enter into this Agreement.

          (xi) ABSENCE OF DEFAULTS AND CONFLICTS. The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which conflict, breach, violation or default would have, or may reasonably be expected to have, a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

          (xii) ABSENCE OF PROCEEDINGS. Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate have, or may reasonably be expected to have, a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (xiii) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or own or possess adequate licenses or other rights to use, all patents and trademarks used in connection with the businesses conducted by them as described in the Prospectus, other than such patents, trademarks or licenses with respect to which the failure to own or possess, or to own or possess adequate licenses or other rights to use in connection with the businesses conducted by the Company and its subsidiaries as described in the Prospectus, individually or considered together with all other such failures, may not reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any such patents, trademarks or licenses of the Company, which infringement or conflict, individually or considered together with all other such infringements and conflicts, would have, or may reasonably be expected to have, a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole.

          (xiv) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (xv) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, (A) neither the Company nor any of its subsidiaries is in violation of any Federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (b) REPRESENTATIONS AND WARRANTIES BY THE SELLING STOCKHOLDERS. Each of the Selling Stockholders (including Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV ("MBO-IV")) represents and warrants to each Underwriter as of the date hereof and as of Closing Time and agrees with each Underwriter, as follows:

          (i) AUTHORIZATION OF AGREEMENT, ETC. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and its Power of Attorney and its Custody Agreement hereinafter referred to, and for the sale and delivery of the Securities to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, its Power of Attorney and its Custody Agreement and to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder.

          (ii) ABSENCE OF DEFAULTS AND CONFLICTS. The sale of the Securities to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, its Power of Attorney and its Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder.

          (iii) TITLE TO SECURITIES. Immediately prior to Closing Time, such Selling Stockholder will have good and valid title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims, except for those arising under this Agreement, its Custody Agreement and its Power of Attorney; and, upon payment therefor and the delivery to the Depository Trust Company ("DTC") or its agent of the Securities registered in the name of Cede & Co. or such other nominee designated by DTC, both as provided for herein, and the crediting of the Securities to the Underwriters' accounts with DTC, Cede & Co. or such other nominee designated by DTC will be a "protected purchaser" of the Securities (as defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")), the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the UCC) to the Securities, and no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim).

          (iv) NO OFFERS OR SALES OF SECURITIES. During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than any transfers to (A) any spouse, parent, child, brother or sister of such Selling Stockholder, or any issue of the foregoing (including for this purpose persons legally adopted into the line of descent), (B) a trust established solely for the benefit of such Selling Stockholder or any spouse, parent, child, brother or sister of such Selling Stockholder, or for the benefit of any issue of the foregoing, (C) any corporation or partnership which is controlled by such Selling Stockholder, or by any spouse, parent, child, brother or sister of such Selling Stockholder, or by any issue of the foregoing, (D) any charitable organization or not-for-profit corporation or, (E) if such Selling Stockholder is a partnership, its partners and other than any transfers in connection with sales by such Selling Stockholder in the open market of shares of Common Stock, or such substantially similar securities, that were acquired by such Selling Stockholder in the open market; provided, however, that prior to each such transfer such transferee shall have entered into a letter agreement with the Underwriters agreeing to abide by the restrictions contained in this clause (iv)).

          (v) NO STABILIZATION OR MANIPULATION OF PRICE. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (vi) COMPLIANCE WITH REGISTRATION REQUIREMENTS. To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such preliminary prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (vii) TAX MATTERS. In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at such Closing Time a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (viii) CUSTODIAL ARRANGEMENTS. Either (A) certificates in negotiable form representing all of the Securities to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, or (B) an Effective Notice (as defined in the Custody Agreements) has been delivered to ChaseMellon Shareholder Services, L.L.C., as custodian (the "Custodian"), irrevocably authorizing the Custodian to sell hereunder all or a portion of the Securities distributed to such Selling Stockholder by Instrument Partners, a New York limited partnership ("Instrument Partners"), prior to Closing Time, all as set forth in the Custody Agreement in the form heretofore furnished to you (each, a "Custody Agreement"), duly executed and delivered by such Selling Stockholder to the Custodian, and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (each, a "Power of Attorney"), appointing the person indicated in Schedule II hereto as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and its Custody Agreement.

          (ix) MISCELLANEOUS. The Securities (A) represented by the certificates held in custody for such Selling Stockholder under its Custody Agreement or (B) the subject of the Effective Notice are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorney-in-Fact under a Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Securities hereunder, certificates representing the Securities shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the various Custody Agreements; and actions taken by the Attorney-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

     (c) REPRESENTATION AND WARRANTY BY MBO-IV. MBO-IV represents and warrants to each Underwriter as of the date hereof and as of Closing Time and agrees with each Underwriter that MBO-IV has good and valid title to the Securities to be sold by MBO-IV hereunder, free and clear of all liens, encumbrances, equities or claims, except for those arising under this Agreement, its Custody Agreement and its Power of Attorney.

     (d) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2.     SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

     (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each of the Selling Stockholders, at a price per share of $______, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional _____ shares of Common Stock at the price per share set forth in paragraph (a) above, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire
30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives and the Selling Stockholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Selling Stockholders (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

     Payment shall be made to (i) the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by the Selling Stockholders in respect of Initial Securities and (ii) the Company by wire transfer of immediately available funds to a bank account designated by the Company in respect of Option Securities, if any, in each case against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

          (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to paragraph (b) below, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

          (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) DELIVERY OF PROSPECTUS. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to paragraph (b) below, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Option Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (i) LISTING. The Company will use its best efforts to effect the listing of the Option Securities on the New York Stock Exchange, Inc. (the "Exchange").

          (j) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold under this Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

          (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.     PAYMENT OF EXPENSES.

     (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations or the Selling Stockholders' obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors and the Selling Stockholders' counsel, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities,
(ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Option Securities on the Exchange.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or
Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company and the Selling Stockholders or any subsidiary of any of them delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of its or their respective covenants and other obligations hereunder, and to the following further conditions:

          (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) OPINIONS OF COUNSEL FOR THE COMPANY. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of (i) Frank B. Wyatt, II, Vice President, General Counsel and Secretary of the Company, and (ii) Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters, to the effect set forth in Exhibit A and B hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

          (c) OPINIONS OF COUNSEL FOR THE SELLING STOCKHOLDERS. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of (i) Fried, Frank, Harris, Shriver & Jacobson, counsel for MBO-IV and the other Selling Stockholders, and (ii) the respective General Counsel of each of the Selling Stockholders listed on Schedule C, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibits C, D and E hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

          (d) OPINION OF COUNSEL FOR THE UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion or opinions, dated as of Closing Time, of Sullivan & Cromwell, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, with respect to the incorporation of the Company, the validity of the Securities being delivered at Closing Time, the Registration Statement, the Prospectus and such other related matters as the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (e) OFFICERS' CERTIFICATES. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission. In addition, the Representatives shall have received a certificate of the Selling Stockholders, dated as of Closing Time, to the effect that (i) the representations and warranties in Section 1(b) (and, in the case of MBO-IV, 1(c)) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Stockholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time.

          (f) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit F and to such further effect as the Representatives may reasonably request.

          (g) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (f) above, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (h) APPROVAL OF LISTING. At Closing Time, the Option Securities shall have been approved for listing on the Exchange, subject only to official notice of issuance.

          (i) NO OBJECTION. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (j) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

               (i) OFFICERS' CERTIFICATES. Certificates, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered by the Company at Closing Time pursuant to paragraph (e) above remain true and correct as of such Date of Delivery.

               (ii) OPINION OF COUNSEL FOR THE COMPANY. The favorable opinions, dated such Date of Delivery, of (i) Frank B. Wyatt, II, Vice President, General Counsel and Secretary of the Company, and (ii) Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by paragraph (b) above.

               (iii) OPINION OF COUNSEL FOR THE UNDERWRITERS. The favorable opinion, dated such Date of Delivery, of Sullivan & Cromwell, counsel for the Underwriters, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by paragraph (d) above.

               (iv) BRING-DOWN COMFORT LETTER. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to paragraph (g) above, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (k) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (l) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.     INDEMNIFICATION.

     (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to paragraph
     (f) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that the Company shall not be liable to any Underwriter under the indemnity agreement in this paragraph (a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission or a material fact contained in the preliminary prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented.

     (b) INDEMNIFICATION BY MBO-IV. MBO-IV (the "Indemnifying Stockholder"), in proportion to the number of Securities to be sold by it hereunder, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to paragraph
     (f) below) any such settlement is effected with the written consent of the Indemnifying Stockholder; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under
     (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that the Indemnifying Stockholder shall not be liable to any Underwriter under the indemnity agreement in this paragraph (b) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company or the Indemnifying Stockholder have previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented. Notwithstanding the provisions of this paragraph (b), the Indemnifying Stockholder shall not be required to pay an amount in excess of the gross proceeds received by it from the Securities sold by it hereunder.

     (c) INDEMNIFICATION BY THE SELLING STOCKHOLDERS. Each of the Selling Stockholders, severally in proportion to the number of Securities to be sold by such Selling Stockholder hereunder, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any such amendment or supplement) in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to paragraph
     (f) below) any such settlement is effected with the written consent of the Selling Stockholder; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that the Selling Stockholders shall not be liable to any Underwriter under the indemnity agreement in this paragraph (c) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company or the Selling Stockholders have previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented. Notwithstanding the provisions of this paragraph (c), no Selling Stockholder shall be required to pay an amount in excess of the gross proceeds received by such Selling Stockholder from the Securities sold by it hereunder.

     (d) INDEMNIFICATION BY THE UNDERWRITERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Selling Stockholders, their respective directors, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnities contained in paragraphs (a), (b) or (c) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (e) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to paragraphs (a), (b) or (c) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to paragraph (d) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (f) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by paragraph (a), (b) or (c) above effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.  CONTRIBUTION.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or,
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and [neither the Company nor any Selling Stockholder shall be required to contribute, in the aggregate, any amount in excess of the gross proceeds received by the Company or such Selling Stockholder, as the case may be, from the Securities sold by it hereunder].

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or any of the Selling Stockholders, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Selling Stockholders. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Selling Stockholders or any subsidiary of any of them submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any Selling Stockholder, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9.  TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) if there has occurred any adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Exchange, or if trading generally on the American Stock Exchange or the Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery that is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives, the Attorney-in-Fact on behalf of the Selling Stockholders or the Company, as the case may be, shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. NOTICES.   All notices and other communications hereunder
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, North Tower, World Financial Center, New York, New York 10281-1201, attention of Larry Santoro, with a copy to Robert E. Buckholz, Jr., Sullivan & Cromwell, 125 Broad Street, New York, New York 10004; notices to the Company shall be directed to it at the address set forth in the Registration Statement; and notices to any Selling Stockholder shall be directed to such Selling Stockholder's Attorney-in-fact at its address set forth in Schedule B hereto.

     SECTION 12. PARTIES.   This Agreement shall each inure to the benefit of
and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the Underwriters, the Company, the Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                              Very truly yours,


                              COMMSCOPE, INC.


                              By
                                 ---------------------------------
                                 Title:



                              THE SELLING STOCKHOLDERS
                                 NAMED IN SCHEDULE B HERETO


                              By
                                 ---------------------------------

                                 As Attorney-in-Fact acting on behalf of
                                 each of the Selling Stockholders named in Schedule B to this Agreement

CONFIRMED AND ACCEPTED,
     as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
CIBC OPPENHEIMER CORP.
GOLDMAN, SACHS & CO.



By
   ----------------------------------
           Authorized Signatory


For itself and as Representatives of the other Underwriters named in Schedule A hereto.